UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 6, 2014, Norwegian Cruise Line Holdings Ltd. (“Norwegian”), an exempted company incorporated in Bermuda and the direct parent company of NCL Corporation Ltd., entered into Amendment No. 1 to that certain Agreement and Plan of Merger (the “Merger Agreement”) with Portland Merger Sub, Inc., a corporation organized under the laws of the Republic of Panama and a wholly owned, indirect subsidiary of Norwegian, Prestige Cruises International, Inc., a corporation organized under the laws of the Republic of Panama (“Prestige”), and Apollo Management L.P., a Delaware limited partnership, as the stockholders’ representative (the “Amendment”). The Amendment clarifies the method for allocating among the Prestige securityholders the total merger consideration payable by Norwegian pursuant to the Merger Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 6, 2014, by and among Prestige Cruises International, Inc., Norwegian Cruise Line Holdings Ltd., Portland Merger Sub, Inc. and Apollo Management, L.P.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014

NCL CORPORATION LTD.

By:	/s/ Wendy A. Beck
	Name: Title:	Wendy A. Beck Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 6, 2014, by and among Prestige Cruises International, Inc., Norwegian Cruise Line Holdings Ltd., Portland Merger Sub, Inc. and Apollo Management, L.P.